Exhibit 10.1
                      SECOND RESTATED EMPLOYMENT AGREEMENT


         THIS RESTATED EMPLOYMENT AGREEMENT (the "Agreement") has been executed as of March 26, 1996 by and between Countrywide Credit Industries, Inc., a Delaware corporation ("Employer"), and David S. Loeb ("Officer").

                                                         W I T N E S S E T H:

         WHEREAS, Officer currently holds the offices of Chairman of the Board of Directors of Employer (the "Board") and President of Employer; and

         WHEREAS, Employer desires to obtain the benefit of continued services of Officer and Officer desires to continue to render services to Employer; and

         WHEREAS, the Board has determined that it is in Employer's best interest and that of its stockholders to recognize the substantial contribution that Officer has made and is expected to continue to make to the Company's business and to retain his services in the future; and

         WHEREAS, Employer and Officer set forth the terms and conditions of Officer's employment with Employer under an employment agreement entered into as of March 1, 1991 (the "Original Agreement"); and

     WHEREAS, Employer and Officer entered into Amendment No. 1 to Employment Agreement as of November 5, 1992 ("Amendment No. 1"), entered into Amendment No. 2 to Employment Agreement as of November 10, 1992 ("Amendment No. 2") and entered into a Restated Employment Agreement as of February 2, 1993 (the "First Restated Agreement"); and

         WHEREAS, Employer and Officer desire to set forth the continued terms and conditions of Officer's employment with Employer under this Agreement;

         WHEREAS, the effectiveness of this Agreement is subject to the approval of Employer's stockholders of the provisions of Section 4(b) hereof and the amendments to the 1993 Plan (as defined herein) as submitted to stockholders for approval.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

         1. Term. Employer agrees to employ Officer and Officer agrees to serve Employer, in accordance with the terms hereof, for a term beginning on the Effective Date (as defined in Section 8(c) hereof) and ending on February 28, 2001, unless earlier terminated in accordance with the provisions hereof.

         2. Specific Position; Duties and Responsibilities. Employer and Officer hereby agree that, subject to the provisions of this Agreement, Employer will employ Officer and Officer will serve Employer and its subsidiaries as Chairman of the Board and President of Employer. Employer agrees that Officer's duties hereunder shall be the usual and customary duties of the offices of Chairman of the Board and President and such further duties consistent therewith as may be designated from time to time by the Board, and shall not be inconsistent with the provisions of the charter documents of Employer or applicable law. Officer shall have such executive power and authority as shall reasonably be required to enable him to discharge his duties in the offices which he may hold. All compensation paid to Officer by Employer or any of its subsidiaries shall be aggregated in determining whether Officer has received the benefits provided for herein.

         3. Scope of this Agreement and Outside Affiliations. During the term of this Agreement, Officer shall devote his full business time and energy, except as expressly provided below, to the business, affairs and interests of Employer and its subsidiaries, and matters related thereto, and shall use his best efforts and abilities to promote its interests. Officer agrees that he will diligently endeavor to promote the business, affairs and interests of Employer and its subsidiaries and perform services contemplated hereby, in accordance with the policies established by the Board, which policies shall be consistent with this Agreement. Officer agrees to serve without additional remuneration in such senior executive capacity not below the rank of President for one or more (direct or indirect) subsidiaries of Employer as the Board may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitation under applicable law. Officer's failure to discharge an order or perform a function because Officer reasonably and in good faith believes such would violate a law or regulation or be dishonest shall not be deemed a breach by him of his obligations or duties pursuant to any of the provisions of this Agreement, including without limitation pursuant to Section 5(c) hereof.

         During the course of Officer's employment as a full-time officer hereunder, Officer shall not, without the consent of the Board, compete, directly or indirectly, with Employer in the businesses then conducted by Employer.

         Officer may serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of Employer, provided that such service is expressly approved by the Board. Officer may make and manage personal business investments of his choice and serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, without seeking or obtaining approval by the Board, provided such activities and services do not materially interfere or conflict with the performance of his duties hereunder.

         4.       Compensation and Benefits.

     (a) Base Salary. Employer shall pay to Officer a base salary in each fiscal year of Employer (a "Fiscal Year") or portion thereof covered by this Agreement at the annual rate of $1,300,000:
                  (b) Incentive Compensation. Employer shall pay to Officer for each of the Fiscal Years ending in 1997 through 2001 an incentive compensation award in the amount of the incentive compensation award paid to Officer in the previous Fiscal Year, multiplied by a fraction (the "Performance Ratio") the numerator of which is the earnings per share on a fully diluted basis of Employer during such current Fiscal Year as reported in the audited Financial Statements included in Employer's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "EPS") and the denominator of which is the EPS for the previous Fiscal Year (adjusted proportionately in the event Employer (A) declares a stock dividend on its common stock, (B) subdivides its outstanding common stock, (C) combines the outstanding shares of its capital stock into a smaller number of common stocks or (D) issues any shares of its capital stock in a reclassification of the common stock (including any such reclassification in connection with a consolidation or merger in which Employer is the continuing or surviving corporation)); provided, however, that the Compensation Committee of the Board (the "Compensation Committee") may reduce the amount of any incentive compensation award in the event there is a substantial distortion in EPS for the Fiscal Year in respect of which the award is being paid resulting from an acquisition, a divestiture, or a change in accounting standards.

                  (c) Stock Options. Employer shall grant to Officer a stock option in respect of 1,000,000 shares of the Employer's common stock on the first business day following the Effective Date, such option to become exercisable as to 333,333, 333,333 and 333,334 shares on each of the first three
(3) anniversaries of the date of grant. Employer may also grant to Officer stock options in respect of each of the Fiscal Years ending in 2000 and 2001 for such number of shares of Employer's common stock as the Compensation Committee in its sole discretion determines, taking into account Officer's and Employer's performance in each of such Fiscal Years and the competitive practices then prevailing regarding the granting of stock options. All stock options granted in accordance with this Section 4(c) shall be granted pursuant to the Countrywide Credit Industries, Inc. 1993 Stock Option Plan, as amended (the "1993 Plan"), or such other stock option plan or plans as may be or come into effect during the term of this Agreement and shall have a per share exercise price equal to the fair market value (as defined in the 1993 Plan or such other plan or plans) of the common stock at the time of grant. The stock options granted pursuant to this Section shall consist of incentive stock options to the extent permitted by law or regulation.

                  (d) Additional Benefits. Officer shall also be entitled to all rights and benefits for which he is otherwise eligible under any bonus plan, stock purchase plan, participation or extra compensation plan, executive compensation plan, pension plan, profit-sharing plan, life and medical insurance policy, or other plans or benefits, which Employer or its subsidiaries may provide for him, or provided he is eligible to participate therein, for senior officers generally or for employees generally, during the term of this Agreement (collectively, "Additional Benefits"). This Agreement shall not affect the provision of any other compensation, retirement or other benefit program or plan of Employer.

                  (e) Continuation of Benefits. If Officer's employment is terminated hereunder, pursuant to Section 5(a), 5(b) or 5(d) hereof, Employer shall continue for the period specified in Section 5(a) or 5(b) hereof or three years in the case of a termination pursuant to Section 5(d) hereof, as the case may be, to provide benefits substantially equivalent to Additional Benefits (other than qualified pension or profit sharing plan benefits and option, equity or stock appreciation or other incentive plan benefits as distinguished from health, disability and welfare type benefits) on behalf of Officer and his dependents and beneficiaries which were being provided to them immediately prior to Officer's Termination Date, but only to the extent that Officer is not entitled to comparable benefits from other employment.

                  (f) Deferral of Amounts Payable Hereunder. In the event Officer should desire to defer receipt of any cash payments to which he would otherwise be entitled hereunder, he may present such a written request to the Compensation Committee which, in its sole discretion, may enter into a separate deferred compensation agreement with Officer.

                  (g) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Performance Ratio be less than zero. Employer shall pay the incentive compensation award described in Section 4(b) hereof for each Fiscal Year as early after the end of such Fiscal Year as practicable but in no event more than 90 days after the end of such Fiscal Year; provided, however, that the incentive compensation award described in Section 4(b) hereof may be paid, in whole or in part, prior to the end of the Fiscal Year to which such incentive compensation award relates, on such terms and conditions and at such times as may otherwise be mutually agreed upon by Employer and Officer. If the Compensation Committee shall determine to grant to Officer the stock options described in Section 4(c) hereof in respect of either of the Fiscal Years ending in 2000 or 2001, such options shall be granted at the same time as Employer grants stock options to its other senior executives in respect of such Fiscal Year (but in no event later than June 30 following the end of such Fiscal Year).

     5. Termination. The compensation and benefits provided for herein and the employment of Officer by Employer shall be terminated only as provided for below in this Section 5:

                  (a) Disability. In the event that Officer shall fail, because of illness, injury or similar incapacity ("Disability"), to render for four (4) consecutive calendar months, or for shorter periods aggregating eighty (80) or more business days in any twelve (12) month period, services contemplated by this Agreement, Officer's full-time employment hereunder may be terminated, by written Notice of Termination from Employer to Officer; and thereafter, Employer shall continue, from the Termination Date until Officer's death or the fifth anniversary of such notice, whichever first occurs (the "Disability Payment Period"), (i) to pay compensation to Officer, in the same manner as in effect immediately prior to the Termination Date, in an amount equal to (1) fifty percent (50%) of the then existing base salary payable immediately prior to the termination, minus (2) the amount of any cash payments to him under the terms of Employer's disability insurance or other disability benefit plans or Employer's tax-qualified Defined Benefit Pension Plan, and any compensation he may receive pursuant to any other employment, and (ii) to provide during the Disability Payment Period the benefits specified in Section 4(e) hereof.

                  The determination of Disability shall be made only after 30 days notice to Officer and only if Officer has not returned to performance of his duties during such 30-day period. In order to determine Disability, both Employer and Officer shall have the right to provide medical evidence to support their respective positions, with the ultimate decision regarding Disability to be made by a majority of Employer's disinterested directors.

                  (b) Death. In the event that Officer shall die during the term of this Agreement, Employer shall pay Officer's base salary for a period of twelve (12) months following the date of Officer's death and in the manner otherwise payable hereunder, to such person or persons as Officer shall have directed in writing or, in the absence of a designation, to his estate (the "Beneficiary"). Employer shall also provide during the twelve-month period following the date of the Officer's death the benefits specified in Section 4(e) hereof. If Officer's death occurs while he is receiving payments for Disability under Section 5(a)(i) above, such payments shall cease and the Beneficiary shall be entitled to the payments and benefits under this Subsection (b), which shall continue for a period of twelve months thereafter at the full rate of compensation in effect immediately prior to the Disability. This Agreement in all other respects will terminate upon the death of Officer; provided, however, that the termination of the Agreement shall not affect Officer's entitlement to all other benefits in which he has become vested or which are otherwise payable in respect of periods ending prior to its termination.

                  (c) Cause.  Employer may terminate Officer's  employment under this Agreement for "Cause." A termination for Cause is a termination by reason of (i) a material breach of this Agreement by Officer (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith or without reasonable belief that such breach is in the best interests of Employer and which is not remedied within a reasonable period of time after receipt of written notice from Employer specifying such breach, or (ii) Officer's conviction by a court of competent jurisdiction of a felony, or (iii) entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter removing Officer from office of Employer or its subsidiaries or permanently prohibiting him from participating in the conduct of the affairs of Employer or any of its subsidiaries. If Officer shall be convicted of a felony or shall be removed from office and/or temporarily prohibited from participating in the conduct of Employer's or any of its subsidiaries' affairs by any federal or state regulatory authority having jurisdiction in the matter, Employer's obligations under Sections 4(a), 4(b) and 4(c) hereof shall be automatically suspended; provided, however, that if the charges resulting in such removal or prohibition are finally dismissed or if a final judgment on the merits of such charges is issued in favor of Officer, or if the conviction is overturned on appeal, then Officer shall be reinstated in full with back pay for the removal period plus accrued interest at the rate then payable on judgments. During the period that Employer's obligations under Sections 4(a), 4(b) and 4(c) hereof are suspended, Officer shall continue to be entitled to receive Additional Benefits under Section 4(d) until the conviction of the felony or removal from office has become final and non-appealable. When the conviction of the felony or removal from office has become final and non-appealable, all of Employer's obligations hereunder shall terminate; provided, however, that the termination of Officer's employment pursuant to this
Section 5(c) shall not affect Officer's entitlement to all benefits in which he has become vested or which are otherwise payable in respect of periods ending prior to his termination of employment.

                  (d) Good Reason. Officer may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall be deemed to occur if Employer notifies Officer of a termination of his employment other than for Cause or if Employer breaches this Agreement in any material respect or if the Board (i) elects a person other than Officer as Employer's President or Chairman of the Board without Officer's consent, (ii) reorganizes management so as to require him to report to a person or persons other than the Board, or (iii) takes any other action which, in Officer's sole judgment, results in the diminution in Officer's status, title, position and responsibilities other than an insubstantial action not taken in bad faith and which is remedied by Employer promptly after receipt of notice by Officer. Notwithstanding the foregoing, Officer may terminate his employment for any or no reason within one year following a "Change in Control" (as defined in Appendix A to this Agreement) and such termination shall be considered a termination for Good Reason hereunder. If Officer's employment shall be terminated by Employer other than for Cause or by Officer for Good Reason, then Employer shall pay Officer in a single payment, as severance pay and in lieu of any further salary and incentive compensation for periods subsequent to the Termination Date, an amount in cash equal to three times the sum of (A) Officer's annual base salary at the Termination Date and
(B) the aggregate bonus and/or incentive compensation paid or payable to Officer in respect of the Fiscal Year preceding the fiscal year in which Officer's Termination Date occurs.

                  Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by Employer or any other person or entity to or for the benefit of Officer (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with Employer or a change in ownership or effective control of Employer or a substantial portion of its assets (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Payments shall be reduced (but not below zero) if and to the extent that such reduction would result in Officer retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the imposition of the Excise Tax), than if Officer received all of the Payments. If the application of the preceding sentence should require a reduction in Payments or other "parachute payments" (within the meaning of Section 280G of the Code), unless Officer shall have designated otherwise, such reduction shall be implemented, first, by reducing any non-cash benefits to the extent necessary and, second, by reducing any cash benefits to the extent necessary. In each case, the reductions shall be made starting with the payment or benefit to be made on the latest date following the Termination Date and reducing payments or benefits in reverse chronological order therefrom. All determinations concerning the application of this paragraph shall be made by a nationally recognized firm of independent accountants, selected by Officer and satisfactory to Employer, whose determination shall be conclusive and binding on all parties. The fees and expenses of such accountants shall be borne by Employer.

                  (e) Resignation. Except as provided in Section 5(d) hereof, if during the term of this Agreement, Officer shall resign voluntarily, all of his rights to payment or benefits hereunder shall immediately terminate; provided, however, that the termination of Officer's employment pursuant to this Section 5(e) shall not affect Officer's entitlement to all benefits in which he has become vested or which are otherwise payable in respect of periods ending prior to his termination of employment.

                  (f) Notice of Termination. Any purported termination by Employer or by Officer shall be communicated by a written Notice of Termination to the other party hereto which indicates the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of Officer's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination. The "Termination Date" shall mean the date specified in the Notice of Termination, which shall be no less than 30 or more than 60 days from the date of the Notice of Termination. Notwithstanding any other provision of this Agreement, in the event of any termination of Officer's employment hereunder for any reason, Employer shall pay Officer his full base salary through the Termination Date, plus any Additional Benefits which have been earned or become payable, but which have not yet been paid as of such Termination Date plus (unless Officer has resigned voluntarily pursuant to Section 5(e) or been terminated for Cause in accordance with Section 5(c) hereof) the Pro Rata Bonus (as defined below). The "Pro Rata Bonus" shall mean the amount equal to the product of (x) the bonus or incentive award referred to in Section 4(b) hereof paid or payable to Officer for the last full Fiscal Year of Employer prior to Officer's Termination Date and (y) the fraction obtained by dividing (A) the number of days elapsed since the end of such Fiscal Year through the Termination Date and (B) 365.

                  (g) Payments. All payments required under this Agreement (other than the Additional Benefits payable pursuant to Section 4(e) hereof) as a result of the termination of Officer's employment hereunder shall be made within 15 days of the Termination Date or, if any portion is not then reasonably determinable, within five (5) days after such portion is so determinable. In the event of a dispute concerning the validity of a purported termination which is maintained in good faith, the Termination Date shall mean the date the dispute is finally resolved and Employer will continue to provide Officer with the compensation and benefits provided for under this Agreement, until the dispute is finally resolved without any obligation by Officer to repay any of such amounts to Employer, notwithstanding the final outcome of the dispute. Payments required to be made by this Section 5(g) are in addition to all other amounts due under Section 5 of this Agreement and shall not be offset against or reduce any other amounts due under Section 5 of this Agreement. Officer shall be required to render services to Employer during the period following his Termination Date but before the dispute concerning the termination is finally determined unless Employer fails to provide Officer with a reasonable opportunity to perform his duties under this Agreement during such period.

         6. Reimbursement of Business Expenses. During the term of this Agreement, Employer shall reimburse Officer promptly for all expenditures (including travel, entertainment, parking, business meetings, and the monthly costs (including dues) of maintaining memberships at appropriate clubs) to the extent that such expenditures meet the requirements of the Code for deductibility by Employer for federal income tax purposes or are otherwise in compliance with the rules and policies of Employer and are substantiated by Officer as required by the Internal Revenue Service and rules and policies of Employer.

         7. Indemnity. To the extent permitted by applicable law, the Certificate of Incorporation and the By-Laws of Employer (as from time to time in effect) and any indemnity agreements entered into from time to time between Employer and Officer, Employer shall indemnify Officer and hold him harmless for any acts or decisions made by him in good faith while performing services for Employer, and shall use reasonable efforts to obtain coverage for him under liability insurance policies now in force or hereafter obtained during the term of this Agreement covering the other officers or directors of Employer.

         8.       Miscellaneous.

                  (a) Succession. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns, but without the prior written consent of Officer, this Agreement may not be assigned other than in connection with a merger or sale of substantially all the assets of the Employer or similar transaction. Employer shall not agree to any such transaction unless the successor to or assignee of the Company's business and/or assets in such transaction expressly assumes all obligations of the Employer hereunder. The obligations and duties of Officer hereby shall be personal and not assignable.

                  (b) Notices. Any notices provided for in this Agreement shall be sent to Employer at 155 North Lake Avenue, Pasadena, California 91101,
Attention: Corporate Counsel/Secretary, with a copy to the Chairman of the Compensation Committee at the same address, or to such other address as Employer may from time to time in writing designate, and to Officer at such address as he may from time to time in writing designate (or his business address of record in the absence of such designation). All notices shall be deemed to have been given two (2) business days after they have been deposited as certified mail, return receipt requested, postage paid and properly addressed to the designated address of the party to receive the notices.

                  (c) Effective Date. This Agreement shall become effective on the date of the annual meeting of Employer's stockholders in 1996 (the "Effective Date") provided Employer's stockholders vote to approve the provisions of Section 4(b) hereof and the amendments to the 1993 Plan as submitted to the stockholders for approval. If either of such matters is not approved by Employer's stockholders, this Agreement shall be null and void and the First Restated Agreement shall continue in full force and effect.

                  (d) Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter, including, but not limited to, the First Restated Agreement; provided, however, that until this Agreement shall become effective, the First Restated Agreement shall continue in full force and effect. No modifications or amendments of this Agreement (including, but not limited to the provisions of Section 4 hereof) shall be valid unless made in writing and signed by the parties hereto.

                  (e) Waiver. The waiver of the breach of any term or of any condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

     (f) California Law. This Agreement shall be construed and interpreted in accordance with the laws of California.

                  (g) Attorneys' Fees in Action on Contract. If any litigation shall occur between the Officer and Employer, which litigation arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement, the prevailing party in such litigation, in addition to any other judgment or award, shall be entitled to receive such sums as the court hearing the matter shall find to be reasonable as and for the attorneys' fees of the prevailing party.

                  (h) Confidentiality. Officer agrees that he will not divulge or otherwise disclose, directly or indirectly, any trade secret or other confidential information concerning the business or policies of Employer or any of its subsidiaries which he may have learned as a result of his employment during the term of this Agreement or prior thereto as an employee, officer or director of or consultant to Employer or any of its subsidiaries, except to the extent such use or disclosure is (i) necessary or appropriate to the performance of this Agreement and in furtherance of Employer's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized by Employer. The provisions of this subsection shall survive the expiration, suspension or termination, for any reason, of this Agreement.

                  (i) Remedies of Employer. Officer acknowledges that the services he is obligated to render under the provisions of this Agreement are of a special, unique, unusual, extraordinary and intellectual character, which gives this Agreement peculiar value to Employer. The loss of these services cannot be reasonably or adequately compensated in damages in an action at law and it would be difficult (if not impossible) to replace these services. By reason thereof, Officer agrees and consents that if he violates any of the material provisions of this Agreement, Employer, in addition to any other rights and remedies available under this Agreement or under applicable law, shall be entitled during the remainder of the term to seek injunctive relief, from a tribunal of competent jurisdiction, restraining Officer from committing or continuing any violation of this Agreement, or from the performance of services to any other business entity, or both.

                  (j) Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     (k) No Obligation to Mitigate. Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking

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                  other  employment  or  otherwise  and,  except as  provided in
Section 5(a)(i)(2) hereof, no payment hereunder shall be offset or reduced by the amount of any compensation or benefits provided to Officer in any subsequent employment.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            COUNTRYWIDE CREDIT INDUSTRIES, INC.
ATTEST:

                                                   By:
Secretary                                          Title:

                                                   OFFICER:




                                                       David S. Loeb, in his
                                                       individual capacity





116685.07


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                                       15
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                                   APPENDIX A
                       To David Loeb Employment Agreement

     A "Change in Control" shall mean the occurrence during the term of the Agreement, of any one of the following events:

     (a) An acquisition (other than directly from Employer) of any common stock or other "Voting Securities" (as hereinafter defined) of Employer by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty five percent (25%) or more of the then outstanding shares of Employer's common stock or the combined voting power of Employer's then outstanding Voting Securities;
     provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Agreement, (1) "Voting Securities" shall mean Employer's outstanding voting securities entitled to vote generally in the election of directors and (2) a "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) Employer or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Employer (for purposes of this definition, a "Subsidiary"), (ii) Employer or any of its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (b) The individuals who, as of the date of the Agreement are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however,
                                                         -------- -------
     that if the election, or nomination for election by Employer's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however,
                                                      -------- -------  -------
     that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c) The consummation of:

     (i) A merger, consolidation or reorganization involving Employer, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of Employer where:

     (A) the stockholders of Employer, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

     (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the board of directors of such corporation; and

     (C) no Person other than (i) Employer, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by Employer, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty five percent (25%) or more of the then outstanding Voting Securities or common stock of Employer, has Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities or its common stock;

     (ii) A complete liquidation or dissolution of Employer; or

     (iii) The sale or other disposition of all or substantially all of the assets of Employer to any Person (other than a transfer to a Subsidiary).

                Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by Employer which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by Employer, and after such share acquisition by Employer, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.




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